EXHIBIT 4.1
                      SPECIMEN CERTIFICATE OF COMMON STOCK

[CERTIFICATE  NUMBER]                                       [NUMBER  OF]  SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                            LAPIS TECHNOLOGIES, INC.

                    TOTAL AUTHORIZED ISSUE 105,000,000 SHARES

                                 See Reverse for
                               Certain Definitions

     100,000,000 Shares $.001 Par Value     5,000,000 Shares $.001 Par Value
                Common Stock                          Preferred Stock

                                    SPECIMEN
     This is to certify that ___________________________________ is the owner of
              ____________________________________________________

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                            LAPIS TECHNOLOGIES, INC.

    transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.  Witness, the seal of the Corporation and the signatures of its duly authorized officers.



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